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                                                                     Exhibit 5.1




                                             May 21, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  Registration of Common Stock

Ladies and Gentlemen:

         We have acted as counsel for Generac Portable Products, Inc., a Delaware corporation (the "Company"), in connection with the registration pursuant to a registration statement on Form S-1 (the "Registration Statement") filed on May 21, 1999 by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), to be sold by the Company to the underwriters named in the Registration Statement pursuant to an underwriting agreement, the form of which will be filed as an exhibit to the Registration Statement (the "Underwriting Agreement").

         In so acting, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examination, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         This opinion is limited in all respects to the laws of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, we are of the opinion that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; and


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                  (ii)     The shares of Common Stock to be issued and sold by
         the Company pursuant to the Underwriting Agreement are duly authorized and, when the price per share has been established by the pricing committee of the Board of Directors of the Company and the shares of Common Stock are issued in accordance with the terms of the Underwriting Agreement against payment therefor, will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to update this opinion to reflect any fact or circumstance that may hereafter come to our attention or any change in any law or regulation that may hereafter occur.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus that forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                             Sincerely,



                                             /s/ King & Spalding


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